Exhibit 99.1

Pingtan Marine Enterprise to Hold Annual Shareholder Meeting on December 13, 2017

FUZHOU, China, Dec. 11, 2017 /PRNewswire/ -- Pingtan Marine Enterprise Ltd. (Nasdaq: PME), ("Pingtan" or the "Company") a global fishing company based in the People's Republic of China (PRC), today announced that the Company will hold its Annual Shareholder Meeting on December 13, 2017 at 10:00 a.m. China Standard Time. The meeting will be held at Pingtan Marine's headquarters, which are located at 18-19 Floor, Zhongshan Building A, No.154. Hudong Road, Fuzhou, Fujian, 350001, People's Republic of China.

At the meeting, the following proposals will be submitted for shareholder approval, as fully described in the proxy statement filed with the Securities and Exchange Commission and distributed to shareholders on December 9, 2017:

•	The election of one Class B director to the Board of Directors;
•	Advisory vote on the compensation of the Company's executive officers; and
•	Ratifying the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017.

Shareholders of record as of October 18, 2017 will be eligible to vote at the Annual Meeting.

The Company invites any interested shareholders, investors, or analysts to attend the meeting.

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

CONTACT:

Roy Yu
Chief Financial Officer
Pingtan Marine Enterprise Ltd.
Tel: +86 591 87271753
ryu@ptmarine.net

Johnny Zhang
IR Manager
Pingtan Marine Enterprise Ltd.
Tel: +86 591 8727 1753
jzhang@ptmarine.net

Maggie Li
IR Deputy Manager
Pingtan Marine Enterprise Ltd.
Tel: +86 591 8727 1753
mli@ptmarine.net

INVESTOR RELATIONS COUNSEL:

The Equity Group Inc.
Katherine Yao, Senior Associate
Tel: +86 10 6587 6435
kyao@equityny.com